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SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 23, 2004

XO COMMUNICATIONS, INC.

(Exact name of registrant as specified in charter)

Delaware	0-30900	54-1983517
(State or other	(Commission File	(IRS Employer
jurisdiction of	Number)	Identification No.)
incorporation)

11111 Sunset Hills Road, Reston, Virginia	20190
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 703-547-2000

(Former name or former address, if changed from last report)

Item 2. Acquisition or Disposition of Assets.

     On June 23, 2004, XO Communications, Inc. (“XO”) announced that it completed its acquisition of the purchase of substantially all of the assets of Allegiance Telecom, Inc. for approximately $322.0 million in cash, including $11 million of adjustments for working capital, and 45.4 million shares of XO common stock. The cash portion of the purchase price was funded out of XO Communication’s working capital. The terms of the purchase agreement, including the purchase price, were determined through arms-length negotiations between the parties thereto. Allegiance is a facilities-based national local exchange carrier that provides integrated telecommunications services to business, government and other institutional users in 36 major metropolitan areas across the United States.

     A copy of the press release of the Company announcing the approval of the purchase is attached hereto as Exhibit 99.1.

     Item 7. Financial Statements and Exhibits.

Exhibits.	XO Communications, Inc.

99.1	Press Release of XO Communications, Inc., dated June 23, 2004.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

XO COMMUNICATIONS, INC.

By:	/s/ William Garrahan

	Name:	William Garrahan
	Title:	Senior Vice President and
Acting Chief Financial Officer

June 29, 2004

Exhibit Index

Exhibit No.	Description

99.1	Press Release of XO Communications, Inc., dated June 23, 2004.